January 2005
Company Fact Sheet
HORNBECK OFFSHORE SERVICES, INC.
NYSE: HOS
Leading the New Generation

WWW.HORNBECKOFFSHORE.COM

Investor Considerations:

•	Competitive Difference. Hornbeck has historically realized above industry-average utilization and dayrates as its multi-class fleet of 23 new generation offshore supply vessels (OSVs), one of the youngest fleets in the Gulf of Mexico (GoM) with an average age of 4-yrs, provides a competitive advantage in servicing the diverse needs of its client base.

•	Market Position. Hornbeck has the 2nd largest new generation OSV fleet in the GoM (estimated 15% market share), providing significant operating leverage to tightening market conditions in this higher-margin OSV segment.

•	Improving Market Trends. Since bottoming from an April 2004 trough in the low-70’s, Hornbeck’s average OSV utilization rate improved to 93% in the third quarter, and has continued to show sustained improvement into the mid-90’s in the fourth quarter. During the same time frame, the Company’s average OSV dayrates have risen from a low of $9,600 to slightly above $11,000 in November 2004.

•	Stable Cash Flow Base. The Tug & Tank Barge segment provides a stable base of cash flow, a competitive advantage particularly during soft OSV cycles. After delivery of five new tank barges in 2005, the Tug & Tank Barge segment is expected to cover 100% of all company-wide fixed charges.

•	Improving Balance Sheet. In November 2004, Hornbeck commenced a refinancing of its $175mm 10.625% notes (issued at an 11% yield) with $225mm of privately placed 6.125% coupon, 10-year, senior unsecured notes issued at par. HOS now has ample liquidity and projected cash flow to fund its remaining barge newbuild program without any projected draws under its revolving credit facility.

•	Record Low Bond Pricing. HOS believes that its recent bond pricing represents the lowest coupon and lowest Treasury spread (T+198) in the history of oil service “high yield” transactions. As a result, annualized interest expense will decrease by over $5mm even though long-term debt has increased by $50mm.

•	Debt Rating Upgrades. Moody’s raised its senior unsecured credit rating to Ba3 from B1 in November 2004, while S&P has reaffirmed its senior unsecured credit rating of BB–, which it raised from B+ in August 2004.

•	Growth Track Record. Since 1998, Hornbeck has achieved compound annual growth rates in total fleet investment (net PP&E) and total EBITDA of 48% and 87%, respectively.

•	Attractive Relative Valuation. HOS has appreciated 42% since its IPO, outperforming both its OSV Peer Group and the Oil Service Index. Nonetheless, with an 8.0x Enterprise Value to 2005E EBITDA (Street consensus) multiple, Hornbeck continues to trade at a meaningful 18% discount versus a 9.7x OSV Peer Group average.

Price (Jan 6, 2005)	$18.75

Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	HOS / NYSE
52-Week Range:	$10.15-$21.50
Diluted Common Shares O/S:	21.4	mm
Market Capitalization:	$401	mm
Total Enterprise Value 1):	$585	mm
Average Daily Volume (L3M):	80,500
Insider Ownership 2):	6.2%
Closely-Held Ownership 3):	41.2%
13F Institutional Ownership:	43.6%

Financial Data (Pro Forma 4) Data as of 9/30/04, unaudited)

Total Cash:	$41	mm
Total Debt:	$225	mm
Total Stockholders’ Equity:	$177	mm
Net Debt / Net Book Capitalization:	51.0%
Book Value / Share:	$8.25

	Full 2004E
Company Guidance
EBITDA 5):	$58.0-$59.5	mm
EPS:	$0.52-$0.57

Segment Data

	9 mos’04
EBITDA Mix
OSVs:	66%
Tugs & Tank Barges:	34%
Current Fleet 6)
No. of New Generation OSVs :	23
No. of Tugs / Tank Barges:	14/ 13
Barges Under Construction:	5

Stock Price (Mar 2004 IPO - Present)

1)	Total Enterprise Value (TEV) is defined as current Market Capitalization, plus Total Debt, less Total Cash as of the latest Form 10-Q filed with the SEC.

2)	Represents executive officers and directors as disclosed in the latest Form 10-Q on file with the SEC.

3)	Represents beneficial ownership of SCF IV LP, William Herbert Hunt Trust Estate and Cari Investment Company as disclosed in the latest Form 10-Q on file with the SEC.

4)	Financial data is pro forma for November issuance of $225mm in senior unsecured notes, redemption or repurchase of $175mm notes and total estimated impact related to early extinguishment of debt.

5)	EBITDA is a non-GAAP financial measure; see page 4 for GAAP reconciliation.

6)	Excludes fast supply vessel, coastwise tanker and three retired single-hulled barges (as of 1/1/05) from vessel total.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.

Fact Sheet	January 2005

COMPANY OVERVIEW

Hornbeck Offshore Services, Inc. (Hornbeck), a diversified marine service company headquartered in Covington, Louisiana, is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck currently owns and operates a fleet of 52 vessels, with five additional vessels under construction.

OFFSHORE SUPPLY VESSELS (UPSTREAM)

Market Presence. Since its inception in 1997, Hornbeck has completed three separate newbuild programs utilizing proprietary designs developed by its in-house team of naval architects and engineers to build 17 new generation OSVs. Combined with the mid-2003 purchase of six deepwater-capable vessels, Hornbeck has assembled one of the youngest, and second largest modern, U.S.-flagged OSV fleet in the Gulf of Mexico.

All OSVs are Not Created Equal. The OSV market is bifurcated between aging, conventional 180’ boats originally designed and constructed to service the shallow coastal shelf waters and a “new generation” of 200’+ vessels that service the larger and increasingly complex demands of the frontier deepwater, ultra-deepwater and deep-shelf projects. Over the last five years, utilization rates for new generation OSVs have averaged 94% versus conventional 180’ vessels that have averaged only about 50%. Reflecting the bifurcated market’s different supply and demand fundamentals, average dayrates for new generation OSVs are typically double those of their 180’ forerunners.

Increasing Long-Term Demand. Deepwater activity has become a cornerstone of domestic GoM oil production, rising from less than 4% in 1990 to over 68% in 2002, per MMS. A global trend, deepwater spending worldwide over the next 5 years is projected by industry sources to rise 83% over the prior 5–year spending level, mainly reflecting that only 22% of the 341 deepwater fields discovered to-date have been developed.

Significant Operating Leverage. While Hornbeck has grown its OSV EBITDA from near zero in 1998 to approximately $35mm in 2003 (a level it expects to exceed in 2004), Hornbeck has considerable operating leverage to strengthening OSV demand. Management believes that its existing OSV fleet has the ability to effectively double the OSV EBITDA achieved in 2003 in a peak scenario. Based on historical peak OSV utilization and dayrates, and pro forma for a full contribution from its tank barge newbuild program, Hornbeck estimates that it could generate up to $114 million in annual EBITDA with its existing OSV and pro forma tank barge fleet.

MISSION STATEMENT

Hornbeck’s mission is to be recognized as the energy industry’s marine transportation and service company of choice for its customers, employees and investors through innovative, high quality, value-added business solutions delivered with enthusiasm, integrity and professionalism and with the utmost regard for the safety of individuals and the protection of the environment.

TUGS & TANK BARGES (DOWNSTREAM)

In addition to its new generation OSVs, Hornbeck operates a fleet of 14 ocean-going tugs, 13 ocean-going tank barges (net of three retirements) and one coastwise tanker to transport petroleum products, primarily within the northeastern U.S. and Puerto Rico. The Tug & Tank Barge segment not only takes advantage of Hornbeck’s considerable marine expertise, it provides geographic and revenue-source diversification while providing an additional value-added service to its core customers – integrated refiners and major oil and gas companies.

Improving Supply / Demand Fundamentals. Due to the Oil Pollution Act of 1990 (OPA’90) and its mandated vessel retirement schedule, an estimated 33% of the current U.S. single-hulled tank barge supply has recently been removed from service, with an additional 17% to be removed by 2010. Conversely, the U.S. Energy Information Agency estimates consumer demand for petroleum products along the East Coast will grow 1.7% per year over the same period. While industry newbuild and retrofit programs are underway, Hornbeck believes that operational barriers to entry, limited access to capital by privately held competitors and rising steel prices will likely keep this lost capacity from being fully replaced.

While average dayrates for Hornbeck’s tank barges have steadily risen from about $8,500 in 1999 to over $11,000 for the third quarter 2004, there are reasons to believe long-term dayrates will continue to move higher still, as upward pressure is exerted from declining supply, stable demand and the premium necessary to attract new capital to build incremental double-hulled capacity.

Growth Initiative. In late 2003, Hornbeck commenced a tank barge newbuild program. Presently, five double-hulled tank barges (four of which are already committed to customers) are under construction and scheduled to be delivered throughout 2005. As a result and net of three recent OPA’90 retirements, Hornbeck’s fleet capacity is expected to grow 28% to 1.48 MMbbls, with 46% of its fleet comprised of higher-margin double-hulled capacity, up from 7% today.

Stable Cash Flow. The Tug & Tank Barge segment provides significant financial support, particularly during soft OSV cycles. Once its five new tank barges are fully in service, annualized downstream EBITDA is expected to potentially double, generating sufficient annual cash flow to cover 100% of all company-wide fixed charges, including interest expense and drydocking expenditures.

Page 2	©2005 Hornbeck Offshore Services, Inc. All Rights Reserved.

Fact Sheet	January 2005

ACHIEVING SIGNIFICANT GROWTH…

Growth in Total Fleet Investment (1998-2003)	Growth in Total EBITDA1) (1998-2003)

…WITH INDUSTRY LEADING RETURNS

EBITDA Margin2) (2000-2003)	Return on Capital Employed3) (2000-2003)

ATTRACTIVE RELATIVE VALUATION

Relative Stock Price Performance (IPO-Present)	Relative Valuation to OSV Peer Group

Company		Stock Price 1/6/05	TEV ($MM)	2005E EBITDA 5) ($MM)	TEV / EBITDA
Gulfmark	(GMRK)	$21.03	$667	$75.3	8.9x
Seabulk	(SBLK)	$11.46	$779	N/A	N/A
Seacor	(CKH)	$53.63	$1,066	$99.2	10.8x
Tidewater	(TDW)	$34.56	$2,343	$248.5	9.4x
Trico Marine	(TMAR)	$0.17	$402	$23.8	N/A
OSV Peer Group Average 6)					9.7x
Hornbeck	(HOS)	$18.75	$585	$73.6	8.0x
Relative Discount					-18%

1)	EBITDA is a non-GAAP financial measure; see page 4 for GAAP reconciliation.

2)	EBITDA margin is equal to EBITDA divided by period revenues.

3)	Return on capital employed is equal to tax-affected earnings (net income) before interest and taxes divided by average capital employed.

4)	OSV Peer Group average excludes TMAR in Relative Stock Price Performance calculation.

5)	2005E EBITDA represents mean of Wall Street expectations as compiled by Thomson/First Call, except SBLK which has no analyst coverage. The Company does not endorse consensus Street estimates relating to the Company, and there is no guarantee that the Company will achieve the result of such estimates.

6)	SBLK and TMAR are excluded from OSV Peer Group Average calculation.

©2005 Hornbeck Offshore Services, Inc. All Rights Reserved.	Page 3

Hornbeck Offshore Services

Fact Sheet

Company Headquarters

103 Northpark Boulevard, Suite 300

Covington, LA 70433

United States of America

NYSE: HOS

(985) 727-2000

ir@hornbeckoffshore.com

www.HornbeckOffshore.com

Reader Advisory and Forward Looking Statements

This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Hornbeck’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements, including, in particular, statements about Hornbeck’s plans, strategies and prospects. These statements are based on the Company’s current assumptions, expectations and projections about future events, which are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Hornbeck and its industry, as described in its Annual Report on Form 10-K for the year ended December 31, 2003, a copy of which is available free of charge over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at www.hornbeckoffshore.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this Fact Sheet is only current as of its date and the Company undertakes no obligation to update this Fact Sheet.

Regulation G Reconciliation

This Fact Sheet contains references to the non-GAAP financial measure of Earnings (net income) before Interest, Taxes, Depreciation, and Amortization, or EBITDA. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in the table below. Management’s opinion regarding the usefulness of such measure to investors and a description of the ways in which management uses such measure can be found in the Company’s most recent Annual Report on Form 10-K filed with the SEC.

Reconciliation of EBITDA to Net Income (Loss) ($mm)

Year Ended December 31,	1998	1999	2000	2001	2002	2003	2004E1)	2005E1)	2005PF1),2)	Peak3)
Net income (loss)	($1.4)	($1.7)	($4.5)	$7.0	$11.6	$11.2	$11.1	$20.8	$29.6	$43.2
Interest expense:
Debt obligations	1.2	5.3	8.2	13.7	16.2	18.5	18.4	13.0	14.5	14.5
Put warrants	1.5	2.3	7.3	3.0	—	—	—	—	—	—
Income tax expense (benefit)	(0.2)	0.3	1.6	5.7	7.1	6.9	6.7	12.5	17.7	25.9
Depreciation and amortization	1.3	3.1	5.2	7.7	12.3	17.6	23.3	27.3	27.3	30.4

EBITDA	$2.4	$9.3	$17.7	$37.1	$47.3	$54.2	$59.5	$73.6	$89.1	$114.0

1)	Reflects recent consensus Street EBITDA estimates; interest expense, depreciation, amortization and income tax rate are per Company estimates. 2004E excludes an estimated total $24 million pre-tax loss on early extinguishment of debt. The Company does not endorse these consensus Street estimates, and there is no guarantee that the Company will achieve the results of such estimates.

2)	2005PF is based on 2005E with pro forma adjustments for recent $225 million private placement of 6.125% notes, the assumed repurchase of all outstanding 10.625% notes in 2004, and pro forma for the estimated tug and tank barge EBITDA level after delivery of five new double-hulled tank barges currently under construction (assumed to equal, in the aggregate, double the actual tug and tank barge EBITDA contribution in 2003).

3)	Peak scenario illustrates OSV operating leverage with the following pro forma assumptions: Full-year contribution from OSV fleet (23 vessels); historical peak average dayrates; utilization at 2001 level of 99%; cash operating expense and SG&A at current run-rates. Tug and tank barge fleet EBITDA contribution consistent with 2005PF assumptions.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.